                               DATED 20 April 1998

                              (1) CAMELOT GROUP plc

                              (2) GTECH UK LIMITED

                      ------------------------------------
                                    AGREEMENT
                               for the purchase by
                                Camelot Group plc
                         of 11,250,000 of its own shares
                      ------------------------------------

                                 CAMERON MCKENNA
                                   Mitre House
                              160 Aldersgate Street
                                 London EC1A 4DD

                               Tel: 0171-367 3000
                               Fax: 0171-367 2000

THIS AGREEMENT is made the 20 day of April 1998 BETWEEN:

(1) GTECH UK LIMITED whose registered office is at Rosebery House, 4 Farm Street, London W1 (the "Seller"); and

(2) CAMELOT GROUP of Tolpits Lane, Watford, WD1 8RN a company registered in England under No. 2822203 (the "Company").

RECITALS

(A) The Company is a public company incorporated in England on 27th May 1993 with limited liability under the Companies Act 1985.

(B) At the date hereof the Seller is the registered holders and beneficial owners of an aggregate of 11.250,000 ordinary shares of P1 each in the capital of the Company (the "Sale Shares").

(C) A draft of this agreement has been available for inspection by members of the Company for not less than 15 days ending with the date of the meeting at which the resolution referred to at (D) below will be proposed and at the meeting itself.

(D) This agreement will only be effective if a special resolution approving the terms of this agreement (and passed before its execution) is so passed by special resolution by members of the Company entitled to attend and vote at general meetings of the Company (other than that Shareholder to which the resolution relates) at the EGM to be held on 15 April 1998.

(E) The Company is empowered under its articles of association to purchase its own shares.

(F) The purchase consideration is to be provided by the Company out of the distributable profits of the Company in accordance with section 160(1)(a) Companies Act 1985.

(G) Following the purchase of the Sale Shares hereunder the Sale Shares are to be treated as cancelled.

(H) The members of the Company have agreed to waive their rights of preemption under article 33 of the articles of association of the Company in relation to the sale by the Seller of the Sale Shares to the Company.

(I) The Company wishes to purchase and the Seller wishes to sell the Sale Shares on the terms of this agreement.
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NOW IT IS HEREBY AGREED as follows:

1.    Interpretation

1.1 A reference in this agreement to the singular includes a reference to the plural and vice versa and a reference to the masculine includes a reference to the feminine and neuter and a reference to a person includes a reference to a company as well as any legal or natural person.

1 2 The construction of this agreement is not to be affected by any heading.

1.3 References to this agreement include references to the schedule to this agreement.

2.    Sale of shares and purchase consideration

2.1 Subject to the terms of this agreement, the Seller as beneficial owner shall sell the number of Sale Shares set opposite its name in column (2) of the schedule and the Company shall buy such Sale Shares, free from all options, liens, charges and incumbrances.

2.2 The aggregate consideration for the sale of the Sale Shares shall be the sum of P51 million which shall be paid as set out in sub-clause 3.1(b).

2.3 With effect from the signing of this agreement, the Seller shall, for so long as he remains the holder of any of the Sale Shares, hold the Sale Shares as a bare trustee of the Company.

3.    Completion

3.1 Completion of the purchase of the Sale Shares shall take place forthwith upon the signing hereof and completion shall be effected by:

      (a) the Seller delivering to the Company the share certificates representing its holdings of the Sale Shares as set out in column
            (2) of the schedule; and

      (b) against such delivery by the Seller, the Company delivering to each of the Seller a Company cheque or cash full settlement of purchase price by wire transfer by close of business UK time on the completion date (15 April 1998) for the amount of the purchase price set out opposite his name in column (3) of the Schedule and made payable, in the case of a Company cheque, to the Seller.

3.2 As soon as reasonably practicable after completion of the sale and purchase of the Sale Shares in accordance with clause 3.1 the Company shall procure that its register of members shall be altered so as to show:

      (a) that the Seller has sold the Sale Shares registered in his name to the Company and has thereby ceased to hold those Sale Shares; and

      (b) that the Sale Shares have been cancelled.

3.3 In the event of any failure by the Seller duly to deliver up at completion the certificates in respect of the Sale Shares, the Company shall, that notwithstanding but subject always to the Company complying with the provisions of sub-clause 3.1(b) above, be authorised to cancel the Sale Shares in respect of which certificates have not been delivered and procure that its register of members is altered accordingly.

4.    Costs

      The Company shall pay all stamp duties falling due in respect of the completion of the purchase of the Sale Shares in accordance with this agreement.

      Each of the parties shall bear their own costs and charges relating to this agreement.

5.    Governing Law

      This agreement shall be construed and interpreted in all respects in accordance with the law of England to the non-exclusive jurisdiction of which the parties agree to submit.

6.    Counterparts

      This agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts each of which when so executed and delivered shall be an original, but all the counterparts shall constitute one and the same instrument.

7.    General

7.1 The Seller shall execute such documents and waivers and generally do everything further reasonably required by the Company effectively to transfer to the Company the Sale Shares and all the Seller's right and title thereto and interest therein.

7.2 This agreement comprises the entire agreement between the parties in relation to the matters referred to herein (none of the parties having relied on any representation made by any other party which is not contained in this agreement) and supersedes any previous agreement or arrangement between the parties hereto in relation to the sale and purchase of the Sale Shares and the parties acknowledge that no claim shall arise in respect of any agreement or arrangement so superceded.

7.3 Any variation of this agreement shall be binding only if it is recorded in a document signed by each of the parties hereto and approved by a special resolution passed by the members of the Company in accordance with section 164(7) Companies Act 1985.

AS WITNESS the hands of the parties hereto or their duly authorised representatives the day first above written.


Signed by                       )
on behalf of          [ILLEGIBLE]
Camelot Group plc               )


Signed by                       )
on behalf of
GTECH UK Limited                )

AS WITNESS the hands of the parties hereto or their duly authorised representatives the day first above written


Signed by                             )
on behalf of
Camelot Group plc                     )


Signed by           /s/ W.Y. O'Connor )
on behalf of        W.Y. O'CONNOR     )
GTech UK Limited    /s/ Cynthia A. Nebergall, Secretary

                                    SCHEDULE

          (1)                         (2)                        (3)

Names and addresses of the       Number of Sale Shares        Purchase
        Seller                   ---------------------        --------
        ------


GTECH UK Limited                  11,250,000
Rosebery House
4 Farm Street
London W1X                     ________________            _______________


                               ________________            _______________